Exhibit 4.2

ISSUER’S ASSUMPTION SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 8, 2017, among Hexion Inc., a New Jersey corporation (the “New Issuer”), the Subsidiary Guarantors listed on the signature pages hereto (the “New Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Hexion 2 U.S. Finance Corp. (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of February 8, 2017, providing for the issuance of the Escrow Issuer’s 10.375% First-Priority Senior Secured Notes due 2022 (the “Notes”), initially in the aggregate principal amount of $485,000,000;

WHEREAS, Section 13.01 of the Indenture provides that the New Issuer and the New Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the (i) New Issuer shall unconditionally assume all the Escrow Issuer’s obligations (including Obligations) with respect to the Notes and the Indenture, (ii) the New Subsidiary Guarantors shall Guarantee the obligations with respect to the Notes on the terms set forth in Article 10 thereof and (iii) the Escrow Issuer’s obligations with respect to the Notes shall be released on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the New Issuer, the New Subsidiary Guarantors and the Escrow Issuer are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer, the New Subsidiary Guarantors, the Escrow Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Assume Obligations. The New Issuer hereby agrees to unconditionally assume the Escrow Issuer’s obligations (including Obligations) with respect to the Notes and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture.

SECTION 3. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree to unconditionally guarantee the New Issuer’s obligations with respect to the Notes on the terms set forth in Article 10 of the Indenture and to be bound by all other provisions of the Indenture and the Notes applicable to Guarantors.

SECTION 4. Notices. All notices or other communications to the New Issuer shall be given as provided in Section 12.02 of the Indenture.

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6. Release of Obligations of the Escrow Issuer. Upon execution of this Supplemental Indenture by the New Issuer, the New Subsidiary Guarantors and the Trustee, the Escrow Issuer is unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes.

SECTION 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

SECTION 11. Covenants. Following the Issuer’s Assumption, the provisions of Article 4 of the Indenture shall be deemed to have been applicable to the New Issuer and its Restricted Subsidiaries beginning on the Issue Date.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

HEXION INC.

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

HSC CAPITAL CORPORATION

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

LAWTER INTERNATIONAL INC.

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

OILFIELD TECHNOLOGY GROUP, INC.

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

HEXION CI HOLDING COMPANY (CHINA) LLC

By:	Lawter International Inc., as sole managing member

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO ISSUERS’ ASSUMPTION SUPPLEMENTAL INDENTURE]

HEXION INTERNATIONAL INC.

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

HEXION INVESTMENTS INC.

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

NL COOP HOLDINGS LLC

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO ISSUERS’ ASSUMPTION SUPPLEMENTAL INDENTURE]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[SIGNATURE PAGE TO ISSUERS’ ASSUMPTION SUPPLEMENTAL INDENTURE]

Acknowledged by:

HEXION 2 U.S. FINANCE CORP.

By:	/s/ Mark D. Bidstrup
Name: Mark D. Bidstrup
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO ISSUERS’ ASSUMPTION SUPPLEMENTAL INDENTURE]